Exhibit 1.01

Conflict Minerals Report

Capri Holdings Limited has included this Conflict Minerals Report as an exhibit to its Form SD in respect of the calendar year ended December 31, 2018 (“calendar 2018”) as provided for in Rule 13p-1 under the Securities Exchange Act of 1934, as amended, and Form SD (collectively, the “Conflict Minerals Rule”). The date of filing of this Conflict Minerals Report is May 29, 2019.

Unless the context indicates otherwise, the terms “we,” “its,” “us,” “our” and the “Company” refer to Capri Holdings Limited and its consolidated subsidiaries. As used herein, “Conflict Minerals” or “3TG” are cassiterite (tin), columbite-tantalite (tantalum), gold and wolframite (tungsten), without regard to the location of origin of the minerals or derivative metals.

Forward-Looking Statements

The statements in this document that refer to plans and expectations for future periods are forward-looking statements within the meaning of federal securities laws. These forward-looking statements are based on management’s current expectations. Words such as “expects,” “anticipates,” “plans,” “believes,” “estimates,” “may,” “will,” “should” and variations of such words and similar expressions are intended to identify such forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements concerning the additional steps that we intend to take to mitigate the risk that our necessary 3TG benefit armed groups. You should not place undue reliance on such statements. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the Company’s control, which could cause the Company’s actual results to differ materially from those indicated in these forward-looking statements. These risks and uncertainties may include, but are not limited to, the continued implementation of satisfactory traceability and other compliance measures by our direct and indirect suppliers, on a timely basis or at all, whether smelters and refiners and other market participants responsibly source 3TG and political and regulatory developments, whether in the Democratic Republic of the Congo (“DRC”) region, the United States or elsewhere. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances, except as required by applicable laws or regulations.

Applicability of the Conflict Minerals Rule to Our Company

We are a global fashion luxury group, consisting of iconic brands that are industry leaders in design, style and craftsmanship. Our brands (Versace, Jimmy Choo and Michael Kors) cover the full spectrum of fashion luxury categories including women’s and men’s accessories, footwear and apparel as well as wearable technology, watches, jewelry, eyewear and a full line of fragrance products. We believe that we are subject to the Conflict Minerals Rule because some of the products that we contract to manufacture may contain 3TG that are necessary to the functionality or production of such products. In November 2017, we completed the acquisition of Jimmy Choo Group Limited and its subsidiaries (“Jimmy Choo”), and in December 2018, we completed the acquisition of Gianni Versace S.R.L. and its subsidiaries (“Versace”). Under the Conflict Minerals Rule, we are permitted to exclude Jimmy Choo and Versace products from this Conflict Minerals Report and accordingly Jimmy Choo and Versace products are not considered in-scope for purposes of this Conflict Minerals Report. In-scope product information in respect of calendar 2018 is provided under “Product Information” below.

Through the efforts described in this Conflict Minerals Report, we seek to ensure that our sourcing practices are consistent with our Conflict Minerals Policy, which is described below. We do not directly manufacture products. We contract to manufacture products, and, therefore, we do not directly source 3TG from mines, smelters or refiners, and are many levels removed from these market participants. The efforts undertaken to identify the origin of 3TG in our products reflect our circumstances and position in the supply chain, and we work with our direct suppliers so that they may provide us with accurate information about the origin of necessary 3TG minerals in the products that we contract to manufacture.

Our Conflict Minerals Policy

We are opposed to human rights abuses such as those that are occurring in connection with the mining of certain minerals from locations in the DRC. We also take our obligations under U.S. Securities and Exchange Commission regulations and the laws in countries in which we operate seriously, including our compliance obligations under the Conflict Minerals Rule. In addition, we are committed to principles of ethical business practice and recognition of the dignity of others, including the responsible sourcing of 3TG, and we expect that our suppliers share this commitment.

In furtherance of the foregoing, we have adopted and communicated to our suppliers and the public a Company policy (the “Conflict Minerals Policy” or “Policy”) for determining the use and origin of 3TG in our supply chain. Our Conflict Minerals Policy is available on our website at: http://www.capriholdings.com/resources/conflict-minerals/default.aspx. The information contained on our website is not incorporated by reference into this Conflict Minerals Report or the Form SD and should not be considered part of this Conflict Minerals Report or the Form SD.

The Conflict Minerals Policy includes, but is not limited to, our expectations that our suppliers:

1.	put in place procedures for the traceability of 3TG;

2.

cooperate with our 3TG due diligence process, including by providing us, from time to time, with written certifications and other information concerning the origin of 3TG included in products and/or components supplied to us;

3.	maintain reviewable records supporting the source of 3TG;

4.

adopt policies and procedures with respect to 3TG consistent with our Conflict Minerals Policy and the Organisation for Economic Co-operation and Development’s Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, including the Supplement on Tin, Tantalum and Tungsten and the Supplement on Gold (collectively, the “OECD Guidance”), including the adoption of a risk mitigation strategy to respond to identified risks in the supply chain, and communicate such policies and procedures to their personnel and direct and indirect suppliers; and

5.	require their direct and indirect suppliers to adopt policies and procedures that are consistent with our Conflict Minerals Policy.

We do not support the embargoing of 3TG from the DRC region, but rather encourage our suppliers to continue to source responsibly from the region.

In addition, our Code of Conduct for Business Partners (the “Supplier Code of Conduct”) indicates that we encourage our suppliers that use 3TG that are necessary to the functionality or production of products that we manufacture or contract to manufacture, to source product in a socially and environmentally responsible manner and in accordance with our Conflict Minerals Policy. The Supplier Code of Conduct is available on our website within our Supply Chain Disclosure located at http://www.capriholdings.com/resources/supply-chain-disclosure/default.aspx.

Reasonable Country of Origin Inquiry

As required by the Conflict Minerals Rule, for calendar 2018, we conducted a “reasonable country of origin inquiry” (“RCOI”). We designed our RCOI in good faith to determine the origin of 3TG that are necessary to the functionality or production of products that we contract to manufacture. The results of our RCOI are discussed in Annex A to this Conflict Minerals Report. To the extent applicable, for our RCOI, we utilized the same processes and procedures as for our due diligence, particularly Steps 1 and 2 of the OECD Guidance design framework, which are described below in this Conflict Minerals Report.

Our outreach included 186 suppliers (the “Suppliers”). We determined which of our products were in-scope or potentially in-scope for purposes of the Conflict Minerals Rule through product specifications, visual inspection, supplier inquiries and other information known to us. We also considered the degree of influence that we exercised over the materials, parts and components of the products.

Pursuant to the Conflict Minerals Rule, based on the results of our RCOI, we conducted due diligence for calendar 2018. These due diligence efforts are discussed below.

Due Diligence Program Design and Execution

Design Framework

We designed our due diligence measures relating to 3TG to conform with, in all material respects, the criteria set forth in the OECD Guidance.

Selected Elements of Compliance Program

The OECD Guidance has established a five-step framework for due diligence as a basis for responsible global supply chain management of minerals from conflict-affected and high-risk areas. Selected elements of our compliance program are discussed below. However, these are not all of the discrete elements of the program that we have put in place to provide for the responsible sourcing of 3TG contained in our products. The headings below conform to the headings used in the OECD Guidance for each of the five steps.

1.	OECD Guidance Step One: “Establish strong company management systems”

a.

We have a Conflict Minerals Policy and Supplier Code of Conduct, as described earlier in this Conflict Minerals Report. The Conflict Minerals Policy is communicated internally by email and Intranet. The Conflict Minerals Policy is also communicated to suppliers utilizing our web-based compliance management software and is posted on our website.

b.

We have a team under the General Counsel charged with managing our 3TG compliance program. The following functional areas are represented on the working group: Global Social Compliance; Production/Licensing; Internal Audit; and Legal. Appropriate members of these functional areas are educated on the Conflict Minerals Rule, the OECD Guidance, our Policy and our compliance program, including the procedures for reviewing and validating supplier responses to our inquiries.

c.	We have a Standard Operating Procedure that contains standard processes, timelines and communications for our compliance with the Conflict Minerals Rule.

d.	We utilize the Conflict Minerals Reporting Template (the “CMRT”) developed by the Responsible Minerals Initiative (the “RMI”) to identify smelters and refiners in our supply chain.

e.	Supplier requests for a completed CMRT are accompanied by the Conflict Minerals Policy or include a link to the Policy.

f.

We consider on an ongoing basis whether any suppliers may benefit from receiving training or orientation materials concerning the Conflict Minerals Rule, the OECD Guidance, the Conflict Minerals Policy and/or our survey process. If so, we arrange for the supplier(s) to receive those materials and/or recommend training or informational resources to the supplier(s).

g.

We maintain records relating to 3TG due diligence, including records of our due diligence processes, findings and resulting decisions, in an electronic database. Our policy is to maintain these records for at least five years.

h.

We have an anonymous email mailbox for employees, suppliers and other interested parties to report violations of our Conflict Minerals Policy. The email address is conflictmineralscompliance@capriholdings.com. We also have a confidential hotline through which parties may report violations. The country-specific hotline telephone numbers are set forth in the Annex to our Code of Business Conduct and Ethics available on our website at http://www.capriholdings.com/corporate-governance/Code-of-Conduct/default.aspx. The foregoing serve as our grievance reporting mechanisms.

2.	OECD Guidance Step Two: “Identify and assess risk in the supply chain”

a.

We requested through our web-based compliance management software that the Suppliers provide us with information, through the completion of a CMRT, concerning the usage and source of 3TG in their products as well as their related compliance efforts. We sent requests to 186 Suppliers to provide us with a completed CMRT. We followed up by email or phone with all Suppliers that did not respond to the request within the specified time frame. We requested that the Suppliers furnish us with a completed template at the product level. We received responses from approximately 95% of the Suppliers.

b.

We reviewed the responses received from the Suppliers for completeness, accuracy, reasonableness, credibility and “red flags” using written guidelines that we have developed. We followed up by email or phone with the Suppliers that submitted a response that was rejected under our written guidelines, requesting the Supplier submit an updated or corrected CMRT.

c.

Smelter and refiner information provided by the Suppliers was reviewed against the Smelter Look-up tab list of the CMRT. To the extent that a smelter or refiner identified by a Supplier was not on that list, we took additional steps to attempt to determine whether the listed entity is a smelter or refiner.

d.

Smelter and refiner information provided by the Suppliers also was reviewed against the lists of Conformant and Active (both as later defined) smelters and refiners published by the RMI. To the extent that a smelter or refiner identified by a Supplier was not listed as Conformant by the RMI, we requested further information from the Supplier or consulted publicly available information to determine whether the smelter or refiner obtained 3TG from sources that directly or indirectly financed or benefitted armed groups in the DRC or an adjoining country.

3.	OECD Guidance Step Three: “Design and implement a strategy to respond to identified risks”

a.	Our 3TG compliance team reported the findings of its supply chain risk assessment to our General Counsel.

b.

If our due diligence does not result in a reasonable belief that the applicable 3TG originated outside of the DRC region or came from recycled or scrap sources, we assess the risk that the 3TG may benefit armed groups in the DRC region.

c.

Under our written procedures, risk mitigation measures include escalation of the supplier inquiry process, working with the supplier to establish a corrective action plan and possible termination of the supplier relationship.

d.	We annually assess whether our 3TG processes conform to our applicable written procedures and assess our compliance program against other specified measures and metrics.

4.	OECD Guidance Step Four: “Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain”

To that extent that smelters or refiners of 3TG in our supply chain are identified to us, we utilize and rely on information made available by the RMI concerning independent third-party audits of smelters and refiners to assess smelter and refiner due diligence and to determine whether the smelter or refiner is Conformant.

5.	OECD Guidance Step Five: “Report on supply chain due diligence”

We file a Form SD and a Conflict Minerals Report with the U.S. Securities and Exchange Commission and make these documents available on our website.

Product Information; Identified Smelters and Refiners

For calendar 2018, the following categories of products were potentially in-scope: Michael Kors women’s and men’s accessories, including handbags and small leather goods, footwear, apparel, including womenswear, menswear, swimwear and outerwear, as well as wearable technology, watches, jewelry, eyewear and a special Instax camera sold for a limited time, in each case, that may include tin, tantalum, tungsten and/or gold.

For a further discussion of our products, see our Annual Report on Form 10-K for the fiscal year ended March 30, 2019 (the “Annual Report”). The information contained in our Annual Report is not incorporated by reference into our Form SD or this Conflict Minerals Report and should not be considered part of this report or the Form SD.

We endeavored to determine the mine or location of origin of the 3TG contained in our in-scope products by requesting that the Suppliers provide us with a completed CMRT at the product level and through the other measures described in this Conflict Minerals Report.

In connection with our RCOI or due diligence, as applicable, the Suppliers identified to us the facilities listed on Annex A as potentially having processed the necessary 3TG contained in our potentially in-scope products for calendar 2018. Due to our position in the supply chain, we rely on our suppliers for accurate smelter and refiner information. Our due diligence measures cannot provide absolute certainty regarding the source and chain of custody of the necessary 3TG contained in our potentially in-scope products for calendar 2018. Most of the suppliers provided company level CMRT declarations rather than product level declarations. Therefore, we do not know if the smelters and refiners identified in these declarations relate specifically to products those suppliers made for us.

The table below presents a summary of the smelter and refiner information contained in Annex A. Of the 322 smelters and refiners identified to us by our Suppliers, most were identified by a single Supplier that manufactures watches and jewelry for us (including our connected devices). That Supplier indicated that it provided smelter and refiner information specific to the products manufactured for us, rather than all of its manufactured products. However, we have not been able to confirm that all of the smelters and refiners identified by this Supplier actually processed the 3TG in our products, and given the large number of identified smelters and refiners, we believe that the smelter and refiner list provided by that Supplier is likely over-inclusive. Please see the notes accompanying Annex A for additional information relevant to the table below.

	Conformant	Active	On Smelter Look-up Tab List Only
Tantalum	40	0	2
Tin	66	0	18
Tungsten	40	0	6
Gold	101	3	44

Additional Risk Mitigation Efforts

We intend to take the following additional steps in respect of the calendar year ending December 31, 2019 (“calendar 2019”) to mitigate the risk that our necessary in-scope 3TG benefit armed groups, to the extent applicable:

1.	Encourage Suppliers that provided company level information for calendar 2018 to provide product level information for calendar 2019 through ongoing outreach with these Suppliers.

2.	Engage with Suppliers that provided incomplete responses or that did not provide responses for calendar 2018 to provide requested information for calendar 2019.

3.	Provide additional materials, informational resources and/or training to selected suppliers.

4.	Monitor and encourage the continuing development and progress of traceability measures at Suppliers that indicated for calendar 2018 that the source of 3TG was unknown or undeterminable.

5.

Communicate to new potentially in-scope suppliers our sourcing expectations, including through the dissemination of the Conflict Minerals Policy. In addition, as new in-scope suppliers are added, work with these suppliers to ensure that they understand the requirements of our Conflict Minerals Policy, the Conflict Minerals Rule and the OECD Guidance.

6.	Continue to integrate the Jimmy Choo business into our 3TG compliance program and include that business in our calendar year 2019 Form SD and Conflict Minerals Report.

7.	Participate in selected industry initiatives to identify smelters and refiners in our supply chain.

All of the foregoing steps are in addition to the steps that we took in respect of our calendar 2018 inquiry, which we intend to continue to take in respect of our calendar 2019 inquiry to the extent applicable.

Annex A

Capitalized terms used and not otherwise defined in this Annex have the meanings indicated in our Conflict Minerals Report.

In connection with our RCOI or due diligence, as applicable, our Suppliers identified to us the smelters and refiners listed below as potentially having processed the necessary 3TG contained in our potentially in-scope products in calendar 2018. As noted earlier in this Conflict Minerals Report, most of the 322 smelters and refiners listed below were identified only by a single Supplier that manufactures watches and jewelry for us (including connected devices). That Supplier indicated that it reported at a product level.

Metal	Smelter or Refiner	Country Location	Status

Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	Conformant

Gold	Aida Chemical Industries Co., Ltd.	JAPAN	Conformant

Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	Conformant

Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	Conformant

Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Conformant

Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	Conformant

Gold	Argor-Heraeus S.A.	SWITZERLAND	Conformant

Gold	Asahi Pretec Corp.	JAPAN	Conformant

Gold	Asahi Refining Canada Ltd.	CANADA	Conformant

Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	Conformant

Gold	Asaka Riken Co., Ltd.	JAPAN	Conformant

Gold	AU Traders and Refiners	SOUTH AFRICA	Conformant

Gold	Aurubis AG	GERMANY	Conformant

Gold	Bangalore Refinery	INDIA	Conformant

Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Conformant

Gold	Boliden AB	SWEDEN	Conformant

Gold	C. Hafner GmbH + Co. KG	GERMANY	Conformant

Gold	CCR Refinery—Glencore Canada Corporation	CANADA	Conformant

Gold	Cendres + Metaux S.A.	SWITZERLAND	Conformant

Gold	Chimet S.p.A.	ITALY	Conformant

Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	Conformant

Gold	DODUCO Contacts and Refining GmbH	GERMANY	Conformant

Gold	Dowa	JAPAN	Conformant

Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF	Conformant

Metal	Smelter or Refiner	Country Location	Status

Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	Conformant

Gold	Eco-System Recycling Co., Ltd.	JAPAN	Conformant

Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	Conformant

Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	Conformant

Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	Conformant

Gold	HeeSung Metal Ltd.	KOREA, REPUBLIC OF	Conformant

Gold	Heimerle + Meule GmbH	GERMANY	Conformant

Gold	Heraeus Metals Hong Kong Ltd.	CHINA	Conformant

Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	Conformant

Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	Conformant

Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	Conformant

Gold	Istanbul Gold Refinery	TURKEY	Conformant

Gold	Italpreziosi	ITALY	Conformant

Gold	Japan Mint	JAPAN	Conformant

Gold	Jiangxi Copper Co., Ltd.	CHINA	Conformant

Gold	JSC Uralelectromed	RUSSIAN FEDERATION	Conformant

Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Conformant

Gold	Kazzinc	KAZAKHSTAN	Conformant

Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	Conformant

Gold	Kojima Chemicals Co., Ltd.	JAPAN	Conformant

Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	Conformant

Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	Conformant

Gold	L’Orfebre S.A.	ANDORRA	Conformant

Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	Conformant

Gold	Marsam Metals	BRAZIL	Conformant

Gold	Materion	UNITED STATES OF AMERICA	Conformant

Gold	Matsuda Sangyo Co., Ltd.	JAPAN	Conformant

Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	Conformant

Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Conformant

Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	Conformant

Gold	Metalor Technologies S.A.	SWITZERLAND	Conformant

Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	Conformant

Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	Conformant

Gold	Mitsubishi Materials Corporation	JAPAN	Conformant

Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Conformant

Metal	Smelter or Refiner	Country Location	Status

Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	Conformant

Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	Conformant

Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	Conformant

Gold	Nihon Material Co., Ltd.	JAPAN	Conformant

Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Conformant

Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	Conformant

Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION	Conformant

Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	Conformant

Gold	PAMP S.A.	SWITZERLAND	Conformant

Gold	Planta Recuperadora de Metales SpA	CHILE	Conformant

Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	Conformant

Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	Conformant

Gold	PX Precinox S.A.	SWITZERLAND	Conformant

Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Conformant

Gold	REMONDIS PMR B.V.	NETHERLANDS	Conformant

Gold	Royal Canadian Mint	CANADA	Conformant

Gold	SAAMP	FRANCE	Conformant

Gold	Safimet S.p.A	ITALY	Conformant

Gold	SAXONIA Edelmetalle GmbH	GERMANY	Conformant

Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	Conformant

Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Conformant

Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Conformant

Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Conformant

Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	Conformant

Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	Conformant

Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	Conformant

Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	Conformant

Gold	T.C.A S.p.A	ITALY	Conformant

Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Conformant

Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	Conformant

Gold	Tokuriki Honten Co., Ltd.	JAPAN	Conformant

Gold	Torecom	KOREA, REPUBLIC OF	Conformant

Gold	Umicore Brasil Ltda.	BRAZIL	Conformant

Gold	Umicore Precious Metals Thailand	THAILAND	Conformant

Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	Conformant

Metal	Smelter or Refiner	Country Location	Status

Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	Conformant

Gold	Valcambi S.A.	SWITZERLAND	Conformant

Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	Conformant

Gold	WIELAND Edelmetalle GmbH	GERMANY	Conformant

Gold	Yamakin Co., Ltd.	JAPAN	Conformant

Gold	Yokohama Metal Co., Ltd.	JAPAN	Conformant

Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Conformant

Gold	Chugai Mining	JAPAN	Active

Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	Active

Gold	NH Recytech Company	KOREA, REPUBLIC OF	Active

Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	On Smelter Look-up Tab List Only

Gold	Caridad	MEXICO	On Smelter Look-up Tab List Only

Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	On Smelter Look-up Tab List Only

Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	On Smelter Look-up Tab List Only

Gold	Elemetal Refining, LLC	UNITED STATES OF AMERICA	On Smelter Look-up Tab List Only

Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	On Smelter Look-up Tab List Only

Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	On Smelter Look-up Tab List Only

Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	On Smelter Look-up Tab List Only

Gold	Guangdong Jinding Gold Limited	CHINA	On Smelter Look-up Tab List Only

Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	On Smelter Look-up Tab List Only

Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	On Smelter Look-up Tab List Only

Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	On Smelter Look-up Tab List Only

Metal	Smelter or Refiner	Country Location	Status

Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF	On Smelter Look-up Tab List Only

Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	On Smelter Look-up Tab List Only

Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	On Smelter Look-up Tab List Only

Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	On Smelter Look-up Tab List Only

Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	On Smelter Look-up Tab List Only

Gold	L’azurde Company For Jewelry	SAUDI ARABIA	On Smelter Look-up Tab List Only

Gold	Lingbao Gold Co., Ltd.	CHINA	On Smelter Look-up Tab List Only

Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	On Smelter Look-up Tab List Only

Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	On Smelter Look-up Tab List Only

Gold	Modeltech Sdn Bhd	MALAYSIA	On Smelter Look-up Tab List Only

Gold	Morris and Watson	NEW ZEALAND	On Smelter Look-up Tab List Only

Gold	Morris and Watson Gold Coast	AUSTRALIA	On Smelter Look-up Tab List Only

Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	On Smelter Look-up Tab List Only

Gold	Pease & Curren	UNITED STATES OF AMERICA	On Smelter Look-up Tab List Only

Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	On Smelter Look-up Tab List Only

Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	On Smelter Look-up Tab List Only

Metal	Smelter or Refiner	Country Location	Status

Gold	Republic Metals Corporation	UNITED STATES OF AMERICA	On Smelter Look-up Tab List Only

Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA	On Smelter Look-up Tab List Only

Gold	SAFINA A.S.	CZECHIA	On Smelter Look-up Tab List Only

Gold	Sai Refinery	INDIA	On Smelter Look-up Tab List Only

Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	On Smelter Look-up Tab List Only

Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF	On Smelter Look-up Tab List Only

Gold	Schone Edelmetaal B.V.	NETHERLANDS	On Smelter Look-up Tab List Only

Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	On Smelter Look-up Tab List Only

Gold	So Accurate Group, Inc.	UNITED STATES OF AMERICA	On Smelter Look-up Tab List Only

Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	On Smelter Look-up Tab List Only

Gold	Sudan Gold Refinery	SUDAN	On Smelter Look-up Tab List Only

Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	On Smelter Look-up Tab List Only

Gold	Tony Goetz NV	BELGIUM	On Smelter Look-up Tab List Only

Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	On Smelter Look-up Tab List Only

Gold	Universal Precious Metals Refining Zambia	ZAMBIA	On Smelter Look-up Tab List Only

Gold	Yunnan Copper Industry Co., Ltd.	CHINA	On Smelter Look-up Tab List Only

Metal	Smelter or Refiner	Country Location	Status

Tantalum	Asaka Riken Co., Ltd.	JAPAN	Conformant

Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	Conformant

Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	Conformant

Tantalum	Exotech Inc.	UNITED STATES OF AMERICA	Conformant

Tantalum	F&X Electro-Materials Ltd.	CHINA	Conformant

Tantalum	FIR Metals & Resource Ltd.	CHINA	Conformant

Tantalum	Global Advanced Metals Aizu	JAPAN	Conformant

Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	Conformant

Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	Conformant

Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	Conformant

Tantalum	H.C. Starck Co., Ltd.	THAILAND	Conformant

Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	Conformant

Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA	Conformant

Tantalum	H.C. Starck Ltd.	JAPAN	Conformant

Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	Conformant

Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	Conformant

Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Conformant

Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Conformant

Tantalum	Jiangxi Tuohong New Raw Material	CHINA	Conformant

Tantalum	Jiujiang Janny New Material Co., Ltd.	CHINA	Conformant

Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Conformant

Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	Conformant

Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Conformant

Tantalum	KEMET Blue Metals	MEXICO	Conformant

Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA	Conformant

Tantalum	LSM Brasil S.A.	BRAZIL	Conformant

Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	Conformant

Tantalum	Mineracao Taboca S.A.	BRAZIL	Conformant

Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Conformant

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Conformant

Tantalum	NPM Silmet AS	ESTONIA	Conformant

Metal	Smelter or Refiner	Country Location	Status

Tantalum	Power Resources Ltd.	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF	Conformant

Tantalum	QuantumClean	UNITED STATES OF AMERICA	Conformant

Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	Conformant

Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	Conformant

Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	Conformant

Tantalum	Taki Chemical Co., Ltd.	JAPAN	Conformant

Tantalum	Telex Metals	UNITED STATES OF AMERICA	Conformant

Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	Conformant

Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	Conformant

Tantalum	King-Tan Tantalum Industry Ltd.	CHINA	On Smelter Look-up Tab List Only

Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	On Smelter Look-up Tab List Only

Tin	Alpha	UNITED STATES OF AMERICA	Conformant

Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	Conformant

Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	Conformant

Tin	CV Ayi Jaya	INDONESIA	Conformant

Tin	CV Dua Sekawan	INDONESIA	Conformant

Tin	CV Gita Pesona	INDONESIA	Conformant

Tin	CV United Smelting	INDONESIA	Conformant

Tin	CV Venus Inti Perkasa	INDONESIA	Conformant

Tin	Dowa	JAPAN	Conformant

Tin	EM Vinto	BOLIVIA	Conformant

Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	Conformant

Tin	Gejiu Jinye Mineral Company	CHINA	Conformant

Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	Conformant

Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	Conformant

Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	Conformant

Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	Conformant

Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	Conformant

Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL	Conformant

Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	Conformant

Metal	Smelter or Refiner	Country Location	Status

Tin	Melt Metais e Ligas S.A.	BRAZIL	Conformant

Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	Conformant

Tin	Metallo Belgium N.V.	BELGIUM	Conformant

Tin	Metallo Spain S.L.U.	SPAIN	Conformant

Tin	Mineracao Taboca S.A.	BRAZIL	Conformant

Tin	Minsur	PERU	Conformant

Tin	Mitsubishi Materials Corporation	JAPAN	Conformant

Tin	Modeltech Sdn Bhd	MALAYSIA	Conformant

Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Conformant

Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Conformant

Tin	Operaciones Metalurgicas S.A.	BOLIVIA	Conformant

Tin	PT Aries Kencana Sejahtera	INDONESIA	Conformant

Tin	PT Artha Cipta Langgeng	INDONESIA	Conformant

Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	Conformant

Tin	PT Babel Inti Perkasa	INDONESIA	Conformant

Tin	PT Bangka Prima Tin	INDONESIA	Conformant

Tin	PT Bangka Serumpun	INDONESIA	Conformant

Tin	PT Bangka Tin Industry	INDONESIA	Conformant

Tin	PT Belitung Industri Sejahtera	INDONESIA	Conformant

Tin	PT Bukit Timah	INDONESIA	Conformant

Tin	PT DS Jaya Abadi	INDONESIA	Conformant

Tin	PT Inti Stania Prima	INDONESIA	Conformant

Tin	PT Karimun Mining	INDONESIA	Conformant

Tin	PT Kijang Jaya Mandiri	INDONESIA	Conformant

Tin	PT Lautan Harmonis Sejahtera	INDONESIA	Conformant

Tin	PT Menara Cipta Mulia	INDONESIA	Conformant

Tin	PT Mitra Stania Prima	INDONESIA	Conformant

Tin	PT Panca Mega Persada	INDONESIA	Conformant

Tin	PT Premium Tin Indonesia	INDONESIA	Conformant

Tin	PT Prima Timah Utama	INDONESIA	Conformant

Tin	PT Rajehan Ariq	INDONESIA	Conformant

Tin	PT Refined Bangka Tin	INDONESIA	Conformant

Tin	PT Sariwiguna Binasentosa	INDONESIA	Conformant

Tin	PT Stanindo Inti Perkasa	INDONESIA	Conformant

Tin	PT Sukses Inti Makmur	INDONESIA	Conformant

Tin	PT Sumber Jaya Indah	INDONESIA	Conformant

Tin	PT Timah Tbk Kundur	INDONESIA	Conformant

Tin	PT Timah Tbk Mentok	INDONESIA	Conformant

Tin	PT Tinindo Inter Nusa	INDONESIA	Conformant

Tin	PT Tommy Utama	INDONESIA	Conformant

Tin	Resind Industria e Comercio Ltda.	BRAZIL	Conformant

Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	Conformant

Tin	Soft Metais Ltda.	BRAZIL	Conformant

Metal	Smelter or Refiner	Country Location	Status

Tin	Thaisarco	THAILAND	Conformant

Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	Conformant

Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	Conformant

Tin	Yunnan Tin Company Limited	CHINA	Conformant

Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	On Smelter Look-up Tab List Only

Tin	China Tin Group Co., Ltd.	CHINA	On Smelter Look-up Tab List Only

Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	On Smelter Look-up Tab List Only

Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	On Smelter Look-up Tab List Only

Tin	Estanho de Rondonia S.A.	BRAZIL	On Smelter Look-up Tab List Only

Tin	Fenix Metals	POLAND	On Smelter Look-up Tab List Only

Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	On Smelter Look-up Tab List Only

Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	On Smelter Look-up Tab List Only

Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	On Smelter Look-up Tab List Only

Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	On Smelter Look-up Tab List Only

Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	On Smelter Look-up Tab List Only

Tin	Metallo-Chimique N.V.	BELGIUM	On Smelter Look-up Tab List Only

Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	On Smelter Look-up Tab List Only

Tin	Pongpipat Company Limited	MYANMAR	On Smelter Look-up Tab List Only

Metal	Smelter or Refiner	Country Location	Status

Tin	PT Eunindo Usaha Mandiri	INDONESIA	On Smelter Look-up Tab List Only

Tin	PT O.M. Indonesia	INDONESIA	On Smelter Look-up Tab List Only

Tin	Super Ligas	BRAZIL	On Smelter Look-up Tab List Only

Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	On Smelter Look-up Tab List Only

Tungsten	A.L.M.T. Corp.	JAPAN	Conformant

Tungsten	ACL Metais Eireli	BRAZIL	Conformant

Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	Conformant

Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	Conformant

Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Conformant

Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	Conformant

Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	Conformant

Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	Conformant

Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Conformant

Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Conformant

Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	Conformant

Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Conformant

Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY	Conformant

Tungsten	H.C. Starck Tungsten GmbH	GERMANY	Conformant

Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	Conformant

Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	Conformant

Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	Conformant

Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	Conformant

Tungsten	Japan New Metals Co., Ltd.	JAPAN	Conformant

Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	Conformant

Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Conformant

Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	Conformant

Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Conformant

Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Conformant

Metal	Smelter or Refiner	Country Location	Status

Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	Conformant

Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	Conformant

Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Conformant

Tungsten	Masan Tungsten Chemical LLC (MTC)	VIET NAM	Conformant

Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	Conformant

Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	Conformant

Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	Conformant

Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	Conformant

Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	Conformant

Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	Conformant

Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	Conformant

Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	Conformant

Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Conformant

Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	Conformant

Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	Conformant

Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	Conformant

Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	On Smelter Look-up Tab List Only

Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA	On Smelter Look-up Tab List Only

Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	On Smelter Look-up Tab List Only

Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA	On Smelter Look-up Tab List Only

Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	On Smelter Look-up Tab List Only

Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	On Smelter Look-up Tab List Only

We note the following in connection with the information in the table:

(a)

Not all of the included smelters and refiners may have processed the necessary 3TG contained in our in-scope products. Some Suppliers may have reported smelters and refiners that were not in our supply chain due to over-inclusiveness in the information received from their suppliers or for other reasons. In addition, the smelters and refiners reflected above may not include all of the smelters and refiners in our supply chain, since some Suppliers did not identify all of the smelters and refiners used to process the necessary 3TG content contained in our in-scope products and because not all Suppliers responded to our inquiries.

(b)	All information in the table is as of May 20, 2019.

(c)

“Conformant” means that a smelter or refiner was listed as conformant with the RMI’s Responsible Minerals Assurance Process’s (“RMAP”) assessment protocols. Smelters and refiners that are listed as “Re-audit in progress” by the RMAP are considered to be Conformant by the RMAP. Included smelters and refiners were not necessarily Conformant for all or part of calendar 2018 and may not continue to be Conformant for any future period.

(d)

“Active” means that the smelter or refiner is a participant in the RMAP and has committed to undergo an RMAP assessment. Smelters and refiners are identified as Active in the RMAP once they have scheduled the assessment date.

(e)	“On Smelter Look-up Tab List Only” means the smelter or refiner is not listed as “Conformant” or “Active.”

(f)	The compliance status reflected in the table is based solely on information made publicly available by the RMI, without independent verification by us.

(g)	Country location is the location of the smelter or refiner.

Country of Origin Information

The countries of origin of the 3TG processed by the Conformant smelters and refiners listed above may include countries in each of the categories listed below, as well as possibly other countries. The countries below are sorted by risk level.

L1 – Countries that are not identified as conflict regions or plausible areas of smuggling or export from the DRC and its adjoining countries: Argentina, Armenia, Australia, Austria, Azerbaijan, Benin, Bolivia, Botswana, Brazil, Burkina Faso, Cambodia, Canada, Chile, China, Colombia, Cyprus, Dominican Republic, Ecuador, Egypt, Eritrea, Ethiopia, Finland, France, Georgia, Germany, Ghana, Guatemala, Guinea, Guyana, Honduras, India, Indonesia, Ivory Coast, Japan, Kazakhstan, Kyrgyzstan, Laos, Lebanon, Madagascar, Malaysia, Mali, Mauritania, Mauritius, Mexico, Mongolia, Morocco, Myanmar, Namibia, Nicaragua, Niger, Nigeria, Panama, Papua New Guinea, Peru, Philippines, Portugal, Russia, Saudi Arabia, Senegal, Sierra Leone, Spain, Slovakia, Solomon Islands, Spain, Suriname, Swaziland, Sweden, Taiwan, Thailand, Togo, United Kingdom, Turkey, United States of America, United Kingdom, Uruguay, Uzbekistan, Venezuela, Vietnam and Zimbabwe.

L2 – Countries that are known or plausible countries for smuggling, export out of region or transit of materials containing 3TG: Mozambique and South Africa.

L3 – The DRC and its adjoining countries: Burundi, Rwanda, Tanzania and Uganda.

DRC – Democratic Republic of the Congo.

In addition, some of the listed Conformant smelters and refiners may have processed 3TG originating from recycled or scrap sources.

For calendar 2018, we were not able to determine the country of origin of the 3TG processed by any of the smelters or refiners listed as “Active” or “On Smelter Look-up Tab List Only.”